Exhibit 3.2

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF NANOMETRICS INCORPORATED

Nanometrics Incorporated, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

ONE: The original name of this corporation was MINOR LEAGUE MERGER CORPORATION and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was January 18, 2005, as amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on January 25, 2006. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 29, 2006. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 25, 2019 (the “Restated Certificate”).

TWO: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the corporation.

THREE: Pursuant to Section 103(d) of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation shall be effective as of 4:01 p.m. Eastern Standard Time on October 25, 2019.

FOUR: The text of the Restated Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation is Onto Innovation Inc.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

The corporation shall have authority to issue shares as follows:

97,000,000 shares of Common Stock, par value $0.001 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of stockholders.

3,000,000 shares of Preferred Stock, par value $0.001 per share, which may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors of the corporation (authority to do so being hereby expressly vested in the Board of Directors of the corporation). The Board of Directors of the corporation is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors of the corporation is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution of the Board of Directors of the corporation originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The number of directors that constitutes the entire Board of Directors of the corporation shall be determined in the manner set forth in the Bylaws of the corporation. At each annual meeting of stockholders, each director of the corporation shall be elected to hold office, and shall serve, until the expiration of the term for which he or she is elected and until his or her successor is duly elected and qualified or until his or her death, resignation, or removal; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

Any director may be removed from office by the stockholders of the corporation. Vacancies occurring on the Board of Directors of the corporation for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors of the corporation, although less than a quorum, at any meeting of the Board of Directors of the corporation. A person so elected by the Board of Directors of the corporation to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

ARTICLE VII

The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE VIII

Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the chairperson of the Board of Directors of the corporation or a majority of the authorized number of directors, but such special meetings may not be called by any other person or persons. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with this Certificate of Incorporation or the Bylaws of the corporation, and no action shall be taken by the stockholders by written consent.

ARTICLE IX

The corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors of the corporation.

The corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Except as provided in Article IX above, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 25th day of October, 2019.

NANOMETRICS INCORPORATED

By:	/s/ Greg Swyt
Name:	Greg Swyt
Title:	Vice President, Finance and Principal Financial and Accounting Officer